Exhibit 23.1

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2025, relating to the consolidated financial statements of Next Technology Holding Inc., appearing in its Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference of our firm under the heading “Experts” in this Registration Statement.

/s/ JWF Assurance PAC

Singapore

September 15, 2025